Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: raiford_garrabrant@cree.com

Cree Reports Financial Results for the Third Quarter of Fiscal Year 2008

DURHAM, N.C., April 22, 2008 – Cree, Inc. (Nasdaq: CREE), a market-leading innovator of lighting-class LEDs, LED lighting retrofit solutions, and semiconductor solutions for backlighting, wireless and power applications, today announced revenue of $125.0 million for its fiscal third quarter ended March 30, 2008.  This represents a 5% increase compared to the fiscal second quarter of 2008 and a 38% increase compared to revenue of $90.3 million reported for the third fiscal quarter last year.  GAAP net income for the third quarter was $5.7 million, or $0.06 per diluted share, compared to net income of $21.1 million or $0.27 per diluted share for the third quarter of fiscal 2007.   The acquisition of LED Lighting Fixtures, Inc., which closed during the quarter, increased revenue by $0.7 million and reduced earnings by $0.01 per diluted share.

The remainder of this press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges, gains and losses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

GAAP earnings of $0.06 per diluted share includes expenses totaling $6.4 million, net of tax, or $0.07 per diluted share due to certain items.  These items consist of amortization of acquired intangibles of $0.04 per diluted share and stock-based compensation expense of $0.03 per diluted share.  On a non-GAAP basis, adjusted to exclude these items, net income for the third quarter of fiscal 2008 was $12.0 million, or $0.14 per diluted share.  On a non-GAAP basis, adjusted to exclude similar items as in fiscal 2008 and a non-recurring tax benefit of $0.22 per diluted share, net income for the third quarter of fiscal 2007 was $4.7 million, or $0.06 per diluted share.

“Cree’s strategy to drive revenue growth by focusing on LED lighting continued to pay dividends in Q3, as we delivered financial performance that was in line with our previously announced guidance,” stated Chuck Swoboda, Cree Chairman and CEO.  “Revenue growth was led by higher sales of LED components, which exceeded sales of LED chips for the first time.  In addition, we took another bold step in leading the LED lighting revolution with our acquisition of LED Lighting Fixtures, which positions us even better to drive the adoption of LED lighting going forward.  For Q4, we target growth from XLamp® LEDs, high-brightness LED components and our new LED lighting solutions, all of which are benefitting from the rising demand for energy-efficient LED lighting.”

Recent Business Highlights:

➢
Acquired LED Lighting Fixtures, which is recognized in the lighting industry as the first company to develop a viable, energy-efficient, “no-compromise” retrofit LED down light for general illumination.  The acquisition:

•	Expands Cree’s market opportunity by providing direct access to the lighting market
•	Enables Cree to drive retrofit solutions to convert existing lighting infrastructure to energy-efficient lighting and to accelerate the adoption of LED lighting
•	Sets the stage for Cree to help obsolete the light bulb

➢
Announced that Austin, TX, and the Tianjin Economic Development Area (TEDA) in China, will join the growing LED City™ initiative.  Austin plans to evaluate and deploy state-of-the-art LED lighting technology across its municipal infrastructure, and is offering rebates that cover approximately 30 percent of the upfront cost of LEDs to help businesses explore the benefits of this new technology.  The TEDA is the first city area in China to join the program, and has partnered with Tianjin Polytechnic University to develop the expertise necessary to accelerate the adoption of LED lighting in China.

Q3 2008 Financial Metrics:

➢	Gross margin was 35% of revenue.

➢	Cash flow from operations was $5.5 million.

➢	Cash and investments increased $36.4 million to $398.3 million from Q2.

Business Outlook:

For its fourth quarter of fiscal 2008 ending June 29, 2008, Cree targets revenue in a range of $129 million to $133 million with GAAP earnings of $0.04 to $0.06 per diluted share and non-GAAP earnings of $0.12 to $0.14 per diluted share, based on an estimated 91 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $3.6 million, net of tax, and stock based compensation expense of $3.6 million, net of tax.  Our GAAP and Non-GAAP earnings targets reflect approximately $0.04 and $0.03 per diluted share, respectively, representing expected lower interest income, higher patent litigation expense and the dilution resulting from our acquisition of LED Lighting Fixtures, Inc.

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal third quarter 2008 results and the fiscal fourth quarter 2008 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through May 6, 2008.

Supplemental financial information, including the non-GAAP reconciliation discussed below, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics,” “Quarter ending March 30, 2008”, at http://www.cree.com/investor/metrics.htm.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting retrofit solutions, and semiconductor solutions for backlighting, wireless and power applications.

Cree’s product families include blue and green LED chips, high brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, backlighting, electronic signs and signals, variable-speed motors, and wireless communications.  For additional product specifications please refer to www.cree.com.

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting retrofit solutions; our ability to lower costs; potential changes in demand; increasing price competition in key markets; the risk that, due to the complexity of our manufacturing processes and transition of production to larger wafers, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of our production for our new products, as well as production at our Huizhou facility and subcontractors; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with our recent acquisition; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission, including our report on Form 10-K for the fiscal year ended June 24, 2007, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and XLamp are registered trademarks, and LED City is a trademark, of Cree, Inc.

CREE, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	3/30/2008	3/25/2007	3/30/2008	3/25/2007
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Product revenue	$118,160	$82,318	$335,464	$261,258
Contract revenue	6,826	7,935	21,907	21,695
Total revenue	124,986	90,253	357,371	282,953

Cost of product revenue	75,935	55,279	219,766	163,778
Cost of contract revenue	5,502	6,002	17,520	16,934
Total cost of revenue	81,437	61,281	237,286	180,712

Gross margin	43,549	28,972	120,085	102,241

Operating expenses:
Research and development	15,405	15,619	43,083	44,272
Sales, general and administrative	21,076	13,115	57,449	37,636
Amortization of acquisition related intangibles	4,225	186	12,321	528
(Gain) loss on disposal and impairment of long-lived assets	(722)	(154)	487	28
Total operating expenses	39,984	28,766	113,340	82,464

Operating income	3,565	206	6,745	19,777

Non-operating income:
Gain on sale of investments, net	-	-	14,117	11,411
Interest and other non-operating income, net	3,884	3,993	12,193	11,838
Income from continuing operations before income taxes	7,449	4,199	33,055	43,026

Income tax expense (benefit)	1,787	(9,846)	7,885	(649)
Net income from continuing operations	5,662	14,045	25,170	43,675

(Loss) income from discontinued operations, net of related tax effect	(2)	7,085	(176)	7,224
Net income	$5,660	$21,130	$24,994	$50,899

Diluted earnings per share:
Income from continuing operations	$0.06	$0.18	$0.29	$0.56
(Loss) income from discontinued operations	$(0.00)	$0.09	$(0.00)	$0.09
Net income	$0.06	$0.27	$0.29	$0.65

Weighted average shares of common
stock outstanding, basic	87,211	76,417	85,695	76,809

Weighted average shares of common
stock outstanding, diluted	88,905	77,134	87,506	77,729

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	3/30/2008	12/30/2007
	(Unaudited)	(Unaudited)	6/24/2007
Assets:
Current assets:
Cash, cash equivalents and short term investments	$336,965	$295,121	$242,655
Accounts receivable, net	111,604	90,520	79,668
Inventory, net	83,328	75,063	71,068
Income taxes receivable and prepaid income taxes	2,000	3,246	7,947
Deferred income taxes	20,886	19,939	23,573
Prepaid expenses and other current assets	11,918	10,389	8,920
Assets of discontinued operations	133	150	301
Total current assets	566,834	494,428	434,132

Property and equipment, net	351,222	354,252	372,345
Long-term investments	61,369	66,828	68,363
Intangible assets, net	129,643	89,573	96,138
Goodwill	187,874	144,334	141,777
Other assets	9,349	3,526	3,475
Total assets	$1,306,291	$1,152,941	$1,116,230

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$44,797	$36,612	$32,940
Accrued salaries and wages	14,337	10,197	10,241
Income taxes payable	-	6,856	4,504
Other current liabilities	8,101	6,212	6,259
Liabilities of discontinued operations	541	572	505
Total current liabilities	67,776	60,449	54,449

Long-term liabilities:
Deferred income taxes	55,937	36,499	38,758
Contingent tax reserves	4,852	5,792	5,792
Other long-term liabilities	162	173	129
Long-term liabilities of discontinued operations	835	924	1,103
Total long-term liabilities	61,786	43,388	45,782

Shareholders' Equity:
Common stock	112	107	106
Additional paid-in-capital	851,362	736,242	713,778
Accumulated other comprehensive income	8,008	1,168	9,826
Retained earnings	317,247	311,587	292,289
Total shareholders' equity	1,176,729	1,049,104	1,015,999
Total liabilities and shareholders' equity	$1,306,291	$1,152,941	$1,116,230

The following is a reconciliation showing how Cree, Inc.'s third quarter income statements for fiscal 2008 and 2007 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Q3 2008 & 2007 Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 30, 2008				March 25, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Product revenue	$118,160	$-		$118,160	$82,318	$-		$82,318
Contract revenue	6,826	-		6,826	7,935	-		7,935
Total revenue	124,986	-		124,986	90,253	-		90,253

Cost of product revenue	75,935	(569)	(a)	75,366	55,279	(580)	(a)	54,699
Cost of contract revenue	5,502	-		5,502	6,002	-		6,002
Total cost of sales	81,437	(569)		80,868	61,281	(580)		60,701

Gross margin	43,549	569		44,118	28,972	580		29,552
Gross margin percentage	35%			35%	32%			33%

Operating expenses:
Research and development	15,405	(1,095)	(a)	14,310	15,619	(831)	(a)	14,788
Sales, general and administrative	21,076	(2,466)	(a)	18,610	13,115	(1,331)	(a)	11,784
Amortization of acquisition related intangibles	4,225	(4,225)	(b)	-	186	(186)	(b)	-
Gain on disposal of assets	(722)	-		(722)	(154)	-		(154)
Total operating expenses	39,984	(7,786)		32,198	28,766	(2,348)		26,418

Operating income	3,565	8,355		11,920	206	2,928		3,134

Non-operating income:
Gain (loss) on investments in securities	-	-		-	-	-		-
Interest and other non-operating income, net	3,884	-		3,884	3,993	-		3,993
Income from continuing operations before income taxes	7,449	8,355		15,804	4,199	2,928		7,127

Income tax expense (benefit)	1,787	2,005	(c)	3,792	(9,846)	12,036	(d)	2,190
Net income from continuing operations	5,662	6,350		12,012	14,045	(9,108)		4,937

(Loss) gain from discontinued operations, net of related tax	(2)	-		(2)	7,085	(7,286)	(e)	(201)
Net income	$5,660	$6,350		$12,010	$21,130	$(16,394)		$4,736

Earnings per diluted share:
From continuing operations	$0.06	$0.07		$0.14	$0.18	$(0.12)		$0.06
From discontinued operations	$(0.00)	$-		$(0.00)	$0.09	$(0.09)		$(0.00)
From net income	$0.06	$0.07		$0.14	$0.27	$(0.22)		$0.06

Weighted average shares of common
stock outstanding, basic	87,211	-		87,211	76,417	-		76,417

Weighted average shares of common
stock outstanding, diluted	88,905	-		88,905	77,134	-		77,134

(a) Non-cash stock-based compensation expense of $569 in costs of product revenue, $1,095 in research and development and $2,466 in sales, general and administrative for the three months ended March 30, 2008 and $580 in costs of product revenue, $831 in research and development and $1,331 in sales, general and administrative for the three months ended March 25, 2007.

(b) Amortization expense of $4,225 for the three months ended March 30, 2008 and $186 for the three months ended March 25, 2007 recognized on intangible assets resulting from acquisitions.

(c) Tax effects of non-cash stock-based compensation expense and amortization related to acquisition related intangible assets.

(d) Tax effects for non-cash stock-based compensation, tax benefit related to the change in estimate of contingent tax reserves associated with our research and experimentation tax credit benefit related to the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns, tax benefit related to the release of valuation allowances on deferred tax assets related to Federal capital loss carry forwards and income tax return to provision adjustments associated with the filing of our fiscal 2006 federal tax returns.

(e) Tax benefit related to the the release of contingent tax reserves associated with the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns.

The following is a reconciliation showing how Cree, Inc.'s year to date income statements for fiscal 2008 and 2007 would appear if they were adjusted for the items noted below.

CREE, INC.
Reconciling Items to Nine Months Financial Statements - GAAP to Non-GAAP
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended				Nine Months Ended
	March 30, 2008				March 25, 2007
	GAAP	Adjustments		As Adjusted	GAAP	Adjustments		As Adjusted

Product revenue	$335,464	$-		$335,464	$261,258	$-		$261,258
Contract revenue	21,907	-		21,907	21,695	-		21,695
Total revenue	357,371	-		357,371	282,953	-		282,953

Cost of product revenue	219,766	(2,209)	(a)	217,557	163,778	(2,787)	(a)	160,991
Cost of contract revenue	17,520	-		17,520	16,934	-		16,934
Total cost of sales	237,286	(2,209)		235,077	180,712	(2,787)		177,925

Gross margin	120,085	2,209		122,294	102,241	2,787		105,028
Gross margin percentage	34%			34%	36%			37%

Operating expenses:
Research and development	43,083	(3,031)	(a)	40,052	44,272	(2,606)	(a)	41,666
Sales, general and administrative	57,449	(7,122)	(a)(b)	50,327	37,636	(3,774)	(a)	33,862
Amortization of acquisition related intangibles	12,321	(12,321)	(c)	-	528	(528)	(c)	-
Loss on disposal and impairment of long-lived assets	487	-		487	28	-		28
Total operating expenses	113,340	(22,474)		90,866	82,464	(6,908)		75,556

Operating income	6,745	24,683		31,428	19,777	9,695		29,472

Non-operating income:
Gain (loss) on investments in securities	14,117	(14,117)	(d)	-	11,411	(11,351)	(d)	60
Interest and other non-operating income, net	12,193	-		12,193	11,838	-		11,838
Income from continuing operations before income taxes	33,055	10,566		43,621	43,026	(1,656)		41,370

Income tax expense	7,885	2,552	(e)	10,437	(649)	13,706	(f)	13,057
Net income from continuing operations	25,170	8,014		33,184	43,675	(15,362)		28,313

(Loss) gain from discontinued operations, net of related tax	(176)	-		(176)	7,224	(7,566)	(g)	(342)
Net income	$24,994	$8,014		$33,008	$50,899	$(22,928)		$27,971

Earnings per diluted share:
From continuing operations	$0.29	$0.09		$0.38	$0.56	$(0.20)		$0.36
From discontinued operations	$(0.00)	$-		$(0.00)	$0.09	$(0.10)		$(0.01)
From net income	$0.29	$0.09		$0.38	$0.65	$(0.29)		$0.36

Weighted average shares of common
stock outstanding, basic	85,695	-		85,695	76,809	-		76,809

Weighted average shares of common
stock outstanding, diluted	87,506	-		87,506	77,729	-		77,729

(a) Non-cash stock-based compensation expense of $2,209 in costs of product revenue, $3,031 in research and development and $6,074 in sale, general and administrative for the nine months ended March 30, 2008 and $2,787 in costs of product revenue, $2,606 in research and development and $3,774 in sale, general and administrative for the nine months ended March 25, 2007.

(b) Personal property assessment of $1,048 related to finalizing the audits of our 2002 through 2007 property tax returns.

(c) Amortization expense of $12,321 for the nine months ended March 30, 2007 and $528 for the nine months ended March 25, 2007 recognized on intangible assets resulting from prior year acquisitions.

(d) Gain on the sale of 500,000 shares of Color Kinetics Incorporated common stock during the nine months ended March 30, 2008 and on the sale of 931,000 shares of Color Kinetics Incorporated common stock during the nine months ended March 25, 2007.

(e) Tax effects for non-cash stock-based compensation expense, personal property tax assessment, the amortization of acquisition related intangible assets and on the sale of Color Kinetics Incorporated common stock.

(f) Tax effects for non-cash stock-based compensation, tax benefit related to the change in estimate of contingent tax reserves associated with our research and experimentation tax credit benefit related to the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns, tax benefit of the release of valuation allowances on deferred tax assets related to Federal capital loss carry forwards and income tax return to provision adjustments associated with the filing of our fiscal 2006 federal tax returns.

(g) Tax benefit related to the the release of contingent tax reserves associated with the completion of Internal Revenue Service audits of fiscal 2003, 2004 and 2005 Federal tax returns, and Gain realized as a result of entering into a sublease agreement at Cree Microwave.